Exhibit 21

Subsidiaries

                              Name                                        State or Other
                                                                          Jurisdiction of
                                                                           Incorportion
----------------------------------------------------------------------------------------------------

Fedders North America, Inc.  (1)                                              Delaware

Fedders Exporting, Inc.  (1)                                                  Barbados

Fedders Investment Corporation   (1)                                          Delaware

NYCOR North America, Inc.   (1)                                               Delaware

Emerson Quiet Kool Corporation   (2)                                          Delaware

Columbia Specialties, Inc.    (2)                                             Delaware

Rotorex Company, Inc.    (2)                                                  Delaware

Melcor Corporation    (3)                                                     New Jersey

Fedders Asia Ptd. Ltd.    (4)                                                 Singapore

Fedders Xinle Co. Ltd.   (5)                                                  -

TI Acquisition Corp.    (6)                                                   Pennsylvania

Trion, Inc.    (7)                                                            Pennsylvania

Envirco, Inc.    (8)                                                          New Mexico

Trion Ltd.    (8)                                                             United Kingdom

Trion GmhH    (8)                                                             Germany
====================================================================================================

(1)  Wholly owned subsidiary of Fedders Corporation
(2)  Wholly owned subsidiary of Fedders North America, Inc.
(3)  Wholly owned subsidiary of NYCOR North America
(4)  Wholly owned subsidiary of Fedders International
(5)  Majority owned subsidiary of Fedders Investment Corporation
(6)  Wholly owned subsidiary of Fedders North America, Inc.
(7)  Wholly owned subsidiary of TI Acquisition Corp.
(8)  Wholly owned subsidiary  of Trion, Inc.




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